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                                   EXHIBIT 11


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                                                                 EXHIBIT No. 11




                     THE MAXIM GROUP, INC. AND SUBSIDIARIES

             Computation of Primary and Fully Diluted Earnings Per
                       Common and Common Equivalent Share


                                                       Three Months Ended
                                                       April 30,  March 31,
                                                      ---------------------
                                                         1996       1995
                                                      ----------  ---------
     Primary

     Net earnings applicable to common
       and common equivalent shares
                                                      $1,006,766    223,694
                                                      ----------  ---------
     Shares:
       Weighted average number of common
        shares outstanding                             7,125,506  7,050,883

       Shares issuable from assumed exercise
        of options and warrants                          280,939    319,750
                                                      ----------  ---------

       Weighted average number of common shares and
        common share equivalents assuming average
        market price for period                        7,406,445  7,370,633
                                                      ----------  ---------

       Primary earnings per common and common
        equivalent share                              $      .14  $     .03
                                                      ==========  =========

     Fully Diluted

     Net earnings applicable to common
       and common equivalent shares                   $1,006,766    223,694
                                                      ----------  ---------

     Shares:
       Weighted average number of common
        shares outstanding                             7,125,506  7,050,883
                                                      ----------  ---------

       Shares issuable from assumed exercise
        of options and warrants                          293,761    319,750
                                                      ----------  ---------

       Weighted average number of common shares and
        common share equivalents at higher of ending
        or average market price for period             7,419,267  7,370,633
                                                      ----------  ---------
            Fully diluted earnings per common and
             common equivalent share                  $      .14  $     .03
                                                      ==========  =========


Common equivalent shares represent stock options granted to key employees and directors, and redeemable common stock purchase warrants.